EXECUTION

AMENDMENT NUMBER SEVENTEEN
to the
Amended and Restated Mortgage Loan Participation Purchase and Sale Agreement
dated as of July 17, 2015
between
BANK OF AMERICA, N.A.
and
LOANDEPOT.COM, LLC
THIS AMENDMENT NUMBER SEVENTEEN (this “Amendment”) is made as of the 27th day of September, 2021, by and between Bank of America, N.A. (“Purchaser”) and loanDepot.com, LLC (“Seller”) to the Amended and Restated Mortgage Loan Participation Purchase and Sale Agreement, dated as of July 17, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”), between Purchaser and Seller.
WHEREAS, Seller has requested and Purchaser agrees to amend the Agreement as more specifically set forth herein; and
WHEREAS, as of the date hereof, Seller represents to Purchaser that, after giving effect to this Amendment, it is in compliance with all of the representations and warranties and all of the affirmative and negative covenants set forth in the Agreement and is not in default under the Agreement.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:
SECTION 1.Amendments. Effective as of September 27, 2021, the Agreement is hereby amended as follows:
(a)Section 1 of the Agreement is hereby amended by deleting the definitions of “Affiliate”, “Change of Control”, “Expiration Date”, “IPO” and “Rebuttable Presumption Qualified Mortgage” in thier entirety and replacing them with the following:
“Affiliate”: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting equity, by contract or otherwise. For removal of doubt, none of MTH Mortgage, LLC, MSC Mortgage, LLC, TRI Pointe Connect, LLC, Day One Mortgage, LLC, Farm Bureau Mortgage, LLC, LGI Mortgage Solutions LLC, Henlopen Mortgage, LLC, BRP Home Mortgage, LLC, CUSA Affordable Housing, LLC, Commercial Agency USA, LLC, any joint venture formed by Seller or LD Holdings Group LLC after the date hereof, in which Seller or LD Holdings Group LLC directly or indirectly holds less than a 50% ownership interest, or the Permitted Holders shall be considered an Affiliate for purposes of this Agreement or any other Program Document.
“Change of Control”: The occurrence of any of the following:
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(a)    any event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but excluding any employee benefit plan of such person or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than the Permitted Holders, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 51% or more of the equity securities of loanDepot, Inc. entitled to vote for members of the board of directors or equivalent governing body of Seller on a fully-diluted basis;
(b)    the sale or disposition of all or substantially all of Seller’s assets (or consummation of any transaction, or series of related transactions, having similar effect);
(c)    the dissolution or liquidation of Seller;
(d)    any transaction or series of related transactions that has the substantial effect of any one or more of the foregoing; or
(e)    if Seller is a Delaware limited liability company, Seller enters into any transaction or series of transactions to adopt, file, effect or consummate a Division, or otherwise permits any such Division to be adopted, filed, effected or consummated.
“Expiration Date” The earliest of (i) September 26, 2022, (ii) at Purchaser’s option, upon the occurrence of an Event of Default, and (iii) the date on which this Agreement shall terminate in accordance with the provisions hereof or by operation of law.
“IPO”: An initial public offering of shares of Seller and any transactions related thereto.
“Rebuttable Presumption Qualified Mortgage”: A Qualified Mortgage as defined in 12 CFR 1026.43(e) with an annual percentage rate that exceeds the average prime offer rate for a comparable mortgage loan as of the date the interest rate is set by the thresholds set forth in 12 CFR 1026.43(b)(4) or 12 CFR 1026.43(e)(2)(vi), as applicable.
(b)Section 1 of the Agreement is hereby further amended by inserting the following new definitions in the appropriate alphabetical order:
“Capital Stock”: As to any Person, any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including any and all member or other equivalent interests in any limited liability company, limited partnership, trust, and any and all warrants or options to purchase any of the foregoing, in each case, designated as “securities” (as defined in Section 8-102 of the Uniform Commercial Code) in such Person, including all rights to participate in the operation or management of such Person and all rights to such Person’s properties, assets, interests and distributions under the related organizational documents in respect of such Person. “Capital Stock” also includes (i) all accounts receivable arising out of the related organizational documents of such Person; (ii) all general intangibles arising out of the related organizational documents of such Person; and (iii) to the extent not otherwise included, all proceeds of any and all of the foregoing

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(including within proceeds, whether or not otherwise included therein, any and all contractual rights under any revenue sharing or similar agreement to receive all or any portion of the revenues or profits of such Person).
“Distribution”: As defined in Section 10(l).
“Hsieh Investors”: The JLSSAA Trust, established September 4, 2014, JLSA, LLC, Trilogy Mortgage Holdings, Inc., Trilogy Management Investors Six, LLC, Trilogy Management Investors Seven, LLC, Trilogy Management Investors Eight, LLC, and the Affiliates of each of the foregoing.
“Parthenon Investors”: Parthenon Investors III, L.P., PCap Associates, Parthenon Capital Partners Fund, L.P., Parthenon Investors IV, L.P., Parthenon Capital Partners Fund II, L.P. and PCP Managers, L.P., and the Affiliates of each of the foregoing.
“Permitted Holders”: The Hsieh Investors and the Parthenon Investors, each a “Permitted Holder”.
“Permitted Tax Distributions”: As to any taxable period of Seller for which Seller, if a corporation, makes an S corporation election, or if a multi-member limited liability company or a partnership, does not make an election with the Internal Revenue Service to be treat-ed as a corporation, an annual or quarterly distribution necessary to enable each shareholder, part-ner or member, as applicable, of Seller to pay income taxes attributable to such shareholder, partner or member resulting solely from such shareholder’s, partner’s or member’s allocated share of income of Seller for such period.
(c)Section 1 of the Agreement is hereby further amended by deleting the definitions of “Equity Investors”, “Family Member”, “Family Trust”, “LD Holdings”, “LD Intermediate”, “LD Investment Holdings”, “Parent Change of Control”, “Parent Equity Investors”, “Restructuring Transactions” and “Tax Distributions” in their respective entireties and any and all references thereto.
(d)Section 6(e)(xiv) of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:
(xiv)    Seller has entered into any settlement with, or consented to the issuance of a consent order by, any Governmental Authority in which the fines, penalties, settlement amounts or any other amounts owed by Seller thereunder exceeds $10,000,000 in the aggregate; provided, that an Event of Default shall be deemed not to occur if Purchaser, in its sole discretion, within five (5) Business Days following receipt of notice from Seller pursuant to Section 10(a)(iv)(14), of Seller’s entry into any such settlement or consent order, provides written approval to Seller (which may be via electronic mail), that such settlement or consent order by Seller is acceptable to Purchaser. With respect to any Event of Default which requires a determination to be made as to whether such Event of Default has occurred, such determination shall be made in Purchaser’s discretion and Seller hereby agrees to be bound by and comply with any such determination by Purchaser. An Event of Default shall be deemed to be continuing unless expressly waived by Purchaser in writing; or
(e)Section 6(e)(xv) of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

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(xv)    a Change of Control shall have occurred with respect to Seller without obtaining the prior written consent of Purchaser.
(f)Section 10(a)(iv)(5) of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:
(5)    the suspension, revocation or termination of any existing and material credit or investor relationship to facilitate the sale and/or origination of residential mortgage loans; provided that notice and the required report information shall be delivered to Purchaser in the first monthly report issued after such suspension, revocation or termination;
(g)Section 10(a)(iv)(13) of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:
(13)    any material change in respect of any underwriting, third party origination and interest rate risk management practices of Seller. By way of example, but not limitation, any material change to add a new line of mortgage loan products shall be considered material change; and
(h)Section 10(a)(iv) of the Agreement is hereby amended by deleting the “and” appearing at the end of paragraph (14) therein and replacing it with a period, and deleting paragraph (15) in its entirety.
(i)Section 10(l) of the Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:
(l)    Following written notice to Purchaser (such notice to be delivered to Purchaser in the officer’s certificate delivered pursuant to Section 10), Seller shall have the right, without the prior written consent of Purchaser, to declare or pay any dividends upon its shares of stock now or hereafter outstanding, except dividends payable in the Capital Stock of Seller, or make any distribution of assets to its shareholders, whether in cash, property or securities and acquire, purchase, redeem or retire shares of its Capital Stock now or hereafter outstanding for value (collectively, a “Distribution”). Notwithstanding the foregoing, if a Potential Default or an Event of Default has occurred and is continuing or will occur as a result of such Distribution, Seller shall not make any Distribution other than Permitted Tax Distributions, without the prior written consent of Purchaser.
(j)Annex A to the Agreement is hereby amended by deleting it in its entirety and replacing it with the form of Exhibit A attached hereto.
SECTION 2.Condition Precedent. As a condition precedent to the effectiveness of this Amendment, Seller shall remit to Purchaser a facility fee attributable to the renewal of the Agreement (the “Renewal Facility Fee”), in accordance with Section 2(g) of the Agreement. The Renewal Facility Fee shall be deemed due, earned and payable in full on the date hereof. Upon early termination of the Agreement, no portion of the Renewal Facility Fee will be refunded to Seller.
SECTION 3.Fees and Expenses. The Seller agrees to pay to Purchaser all fees and out of pocket expenses incurred by Purchaser in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel to Purchaser incurred in connection with this Amendment, in accordance with Section 22(a) of the Agreement.

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SECTION 4.Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Agreement.
SECTION 5.Limited Effect. Except as amended hereby, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.
SECTION 6.Representations. In order to induce Purchaser to execute and deliver this Amendment, Seller hereby represents to Purchaser that as of the date hereof, after giving effect to this Amendment, (i) Seller is in full compliance with all of the terms and conditions of the Program Documents and remains bound by the terms thereof, and (ii) no Potential Default or Event of Default or servicing termination event (as described in Section 6(f) of the Agreement) has occurred and is continuing under the Program Documents.
SECTION 7.Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions (except for Sections 5-1401 and 5-1402 of the New York General Obligations Law) and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by federal law.
SECTION 8.Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
SECTION 9.Counterparts. This Amendment and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment (each a “Communication”) may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed simultaneously in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Purchaser of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Electronic Signatures and facsimile signatures shall be deemed valid and binding to the same extent as the original. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
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IN WITNESS WHEREOF, Purchaser and Seller have caused this Amendment to be executed and delivered by their duly authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A., as Purchaser By: _/s/ Adam Robitshek __________ Name: Adam Robitshek Title: Director	LOANDEPOT.COM, LLC, as Seller By: __/s/ Patrick Flanagan_________________ Name: Patrick Flanagan Title: Chief Financial Officer
Signature Page to Amendment No. 17 to A&R Purchase and Sale Agreement (BANA/loanDepot)

EXHIBIT A

Annex A

PURCHASER NOTICES

Name:	Bank of America, N.A.
Address:	31303 Agoura Road Mail Code: CA6-917-02-63 Westlake Village, California 91361 Attention: Adam Gadsby, Managing Director
Telephone:	(818) 225-6541
Telecopy:	(213) 457-8707
Email:	Adam.Gadsby@bofa.com

with copies to:

Name:	Bank of America, N.A.
Address:	One Bryant Park, 11th Floor Mail Code: NY1-100-11-01 New York, New York 10036 Attention: Eileen Albus, Director, Mortgage Finance
Telephone:	(646) 855-0946
Telecopy:	(646) 855-5050
Email:	Eileen.Albus@bofa.com

Name:	Bank of America, N.A.
Address:	One Bank of America Center 150 North College Street Mail Code: NC1-028-28-03 Charlotte, North Carolina 28255 Attention: Greg Lumelsky, Assistant General Counsel
Telephone:	(980) 388-6357
Telecopy:	(704) 409-0810
Email:	Greg.Lumelsky@bofa.com

SELLER NOTICES

Name:	loanDepot.com, LLC
Address:	26642 Towne Centre Drive Foothill Ranch, CA 92610 Attention: Patrick Flanagan, Chief Financial Officer
Telephone:	(949) 860-3306
Telecopy:	(949) 860-3306
Email:	pflanagan@loandepot.com
With copies to:	Sheila Mayes - smayes@loandepot.com
Exhibit A
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